Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-102699), Registration Statement on Form S-3 (File No. 333-206622), and Registration Statement on Form S-3 (File No. 333-214283) and the Registration Statements on Form S-8 pertaining to QCR Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 333-116022), QCR Holdings, Inc. 2005 Deferred Income Plan (File No. 333-127466), QCR Holdings, Inc. 2008 Equity Incentive Plan (File No. 333-151042), QCR Holdings, Inc. 2013 Equity Incentive Plan (File No. 333-188391), QCR Holdings, Inc. 2010 Equity Incentive Plan (File No. 333-188391), QCR Holdings, Inc. Amended and Restated Employee Stock Purchase Plan (File No. 333-188391), and QCR Holdings, Inc. 2016 Equity Incentive Plan (File No. 333-214282) of our report dated March 10, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Annual Report on Form 10-K of QCR Holdings, Inc. for the year ended December 31, 2016.

/s/ RSM US LLP

Davenport, Iowa

March 10, 2017